UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

PIPE Offering

On July 28, 2025, ProMIS Neurosciences Inc. (the “Company”) entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with existing institutional investors, each of which qualifies as an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, for the purpose of raising approximately $3.0 million in aggregate gross proceeds for the Company (the “PIPE Offering”) before deducting fees and other expenses payable by the Company. Pursuant to the terms of the PIPE Purchase Agreement, the Company agreed to sell warrants to purchase 15,616,360 Common Shares (the “Warrants”). The Warrants will be sold to the investors at an offering price of $0.1875 per share and have an exercise price of $1.25 per share.

The Warrants are immediately exercisable and will expire five years after the date of issuance. The holder of the Warrant may not exercise such Warrant if the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of Common Shares outstanding immediately after giving effect to such exercise.

The gross proceeds from the PIPE Offering will be approximately $3.0 million, before paying estimated offering expenses. In conjunction with the proceeds from the exercise of existing warrants, the total gross proceeds to the Company inclusive of the PIPE Offering will be approximately $12.0 million. Delivery of the Warrants is expected to take place on or about July 29, 2025, subject to customary closing conditions.

Registration Rights Agreement

In connection with the PIPE Purchase Agreement, the Company entered into a Registration Rights Agreement with the PIPE investors (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, covering the resale of the Common Shares issuable upon exercise of the Warrants issued to the PIPE investors under the PIPE Purchase Agreement. The Company is required to file the Registration Statement with the SEC within 45 days after the date of the final closing of the PIPE Offering (the “Filing Date”) and is required to have the Registration Statement declared effective by the SEC in accordance with the terms of the Registration Rights Agreement.

The foregoing descriptions of the material terms of the PIPE Purchase Agreement, the Warrants, and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of PIPE Purchase Agreement, the Form of Warrant, and the Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 relating to the PIPE Offering is hereby incorporated by reference into this Item 3.02.

The Warrants are being sold and/or issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506(b) of Regulation D promulgated thereunder as well as available exemptions under applicable state securities laws.

Item 8.01 Other Events.

On July 28, 2025, the Company issued a press release announcing the PIPE Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of PIPE Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, Offering, dated July 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: July 28, 2025	By:	/s/ Neil Warma
Name: Neil Warma
Title: Chief Executive Officer